                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into on this 27th day of May, 1998, by and between MidAmerican Realty Services Company (the "Company"), a subsidiary of MidAmerican Energy Holdings Company ("MidAmerican") and Ronald J. Peltier (the "Employee").

         WHEREAS, the Company believes that the Employee's contribution to the growth and success of the Company as a member of its management team will be substantial and desires to employ the Employee in that role; and

         WHEREAS, the Employee is desirous of serving the Company in said capacity on the terms herein provided;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1. Employment and Term. The Company hereby agrees to employ the Employee as a member of its management team and the Employee hereby agrees to serve the Company in such capacity, on the terms and conditions set forth herein for the period commencing on the date of this Agreement and continuing for a period of five years from that date, unless earlier terminated by the Employee or the Company in accordance with paragraph 6 herein. Upon the expiration of the initial term of this Agreement, it shall be automatically extended for one-year periods, unless on or before the date which is one year prior to the expiration of the initial term of the Agreement or any subsequent one-year extension period, either party has delivered to the other written notice of intent to terminate this Agreement upon its next expiration date. The purpose of the automatic extension is to assure that the parties have at least one year prior notice of termination of the Agreement. This Agreement is subject at all times to the provisions of paragraph 6.

         2. Waiver of Rights. The Employee specifically acknowledges and agrees that upon the effective date of this Agreement, his prior Employment Agreement with Edina Financial Services,
                  Inc. (formerly known as E&E Acquisition Company) and its successors and assigns is canceled and no longer in effect. Further, the Employee waives any and all rights, claims or other causes of action he may have against Company, its affiliates, parents and its and their predecessors and successors on account of any contract, liability or other thing done or omitted, from all time in the past until the effective date of this Agreement.

         3. Duties. The Employee is engaged by the Company to be responsible for such duties related to the Company's management as may from time to time be assigned by its Board of Directors (the "Board"), and shall report to the Board. The Employee will, during his term of employment hereunder:

                  a. Faithfully and diligently do and perform all such acts and duties and furnish such services for the Company as the Board or its designated representative shall direct from time to time;

                  b. Devote his full time, energy and skill to the business of the Company and to the promotion of its best interests, except for vacations, absences made necessary because of illness, and service on other corporate, civic, or charitable boards or committees not significantly interfering with his duties hereunder.

         4. Compensation. The Company shall pay the Employee base, and, when earned in accordance with the provisions of this paragraph, incentive compensation for the performance of his duties under this Agreement, as follows:

                  a. Annual base salary of $325,000, payable at the Company's regular payroll intervals. The Chief Executive Officer of MidAmerican Energy Holdings Company shall not less than annually during the Employee's employment review his annual salary and consider possible increases, taking into account inflation factors, performance of the Company, salaries paid for positions of similar responsibility for other companies, and other relevant factors, and shall recommend such increases when deemed appropriate, for approval of the Compensation Committee of the Board of Directors of MidAmerican (the "Committee").

                  b. Short-term incentive compensation to be determined as provided in Exhibit A attached hereto.

                           With respect to the calculation of short-term incentives under this subparagraph, if it becomes apparent that the stated earnings thresholds cannot be achieved for unforeseen reasons and in spite of diligent management effort, the Employee may nonetheless be awarded short-term incentive payments, if approved by the Committee as recommended by the Chief Executive Officer of MidAmerican Energy Holdings Company, to reward exemplary performance.

                           In the event the Company terminates the Employee's employment for any reason other than Good Cause, as defined in subparagraph 6(c) other than due to Employee's death or disability, or the Employee terminates his employment for Good Reason, as defined in subparagraph 6(d), prior to the end of any calendar year, he shall be entitled to a short-term incentive payment if the earnings thresholds described in Exhibit A have been achieved as of the last day of the calendar year in which his termination of employment occurs, provided, however, that the amount of such payment shall be calculated by multiplying the incentive amount that would have been payable to the Employee pursuant to Exhibit A, had his employment not terminated during the calendar year, by a fraction, the numerator of which is the number of full weeks of employment completed by the Employee during such calendar year and the denominator of which is 52. If the Employee's employment is terminated for Good Cause, as defined in subparagraph 6(c), other than due to death or disability, or the Employee terminates his employment for other than Good Reason, as defined in subparagraph 6(d), prior to the end of any calendar year, no short-term incentive shall be payable for such year.

                  c. Long-term incentive compensation as provided in Exhibit B attached hereto.

                  d. If the Employee's employment continues subsequent to the fifth anniversary of the date of this Agreement, the Employee and the Chief Executive Officer of MidAmerican Energy Holdings Company shall negotiate the amount of the Employee's future base salary and the terms of any further short-term and long-term incentive arrangements at that time, with all such compensation to be subject to approval of the Committee.

         5.       Additional Benefits.

                  a. The Company shall reimburse the Employee for up to $5,000 per year of the premium cost of any life insurance maintained by the Employee, and up to $2,000 per year of the premium cost of any long term disability insurance maintained by the Employee. In addition, the Employee shall be eligible to participate in the ERISA qualified retirement and welfare benefit plans of the Company in accordance with the terms and conditions of such plans. The Employee shall also be entitled to paid vacations and holidays consistent with the Company's customary practice.

                  b. The Company shall promptly pay (or reimburse the Employee for) all reasonable expenses incurred by him in the performance of his duties hereunder in accordance with policies from time to time adopted by the Board, including business travel and entertainment expenses. The Employee shall furnish to the Company such receipts and records as the Company may require to verify the foregoing expenses.

                  c. The Company shall pay the Employee a vehicle allowance of $800 per month. In addition, the Company shall pay the Employee's monthly dues at Dellwood Hills Country Club.

         6.       Termination.

                  a. The Employee may resign his employment with the Company effective upon two months' advance written notice to the Board. If the Employee resigns under this paragraph, the

                           Board (by the vote of a majority of its members other than the resigning Employee and other members who have given notice of resignation as an employee) retains the right to terminate the Employee's employment, effective upon written notice to the Employee, at any time during the notice period for Good Cause, as defined in subparagraph 6(c).

                  b. The employment of the Employee with the Company may be terminated, for other than Good Cause, as defined in subparagraph 6(c), by the Board directing such termination (by the vote of a majority of its members other than the Employee and other members who have given notice of resignation as an employee) and upon two months' advance written notice to Employee, provided, however, that Employee may be terminated, effective upon written notice to Employee, for Good Cause during the notice period. The Board may require Employee to cease reporting to work during the notice period, even without Good Cause.

                  c. The employment of the Employee may be terminated for Good Cause by the Board directing such termination (by the vote of a majority of its members other than the Employee and other members who have given notice of resignation as an employee) and effective upon written notice to the Employee. Good Cause shall mean
                           (1) the Employee's conviction of any gross misdemeanor involving dishonesty, fraud or breach of trust or a felony; (2) the Employee's engagement in gross misconduct that materially injures the Company, monetarily or otherwise; (3) the Employee's gross neglect of his duties under this Agreement, including Employee's failure to physically appear for work; (4) the Employee's death or Disability; or (5) the Employee's violation of paragraph 8 of this Agreement. The Employee shall be considered to have come under a Disability if he, by reason of physical or mental disability, becomes unable to perform the services required of him hereunder for six consecutive months or more than nine (9) months in the aggregate during any 12-month period, excluding absences resulting from ordinary transitory illnesses or injury, and a qualified physician certifies the Disability.

                  d. The Employee may terminate his employment with the Company at any time for Good Reason, effective immediately upon written notice to the Board. Good Reason shall exist if the Employee terminates his employment because (1) the Company has materially breached any of the terms of this Agreement; (2) the Employee is assigned duties which are materially inconsistent with his position, duties, responsibilities and status as a member of the Company's management team; or (3) the Employee's office location as assigned to him by the Company is relocated to a location more than 50 miles from Edina, Minnesota; (4) the Company is acquired by Cendant Corporation, or entities controlled by Cendant Corporation and the Employee is unable to reach agreement on a modified employment agreement within thirty (30) days following acquisition.

         7.       Severance.

                  a. If the Employee's employment is terminated by the Company for other than Good Cause or the Employee terminates his employment with the Company for Good Reason, the Company shall continue to pay the Employee his base salary as in effect as of his termination date at the Company's normal payroll intervals during the Non-Competition Period, as defined in subparagraph 8(a). In addition, during the Non-Competition Period, the Company shall also pay to the Employee annually a short-term incentive payment as described in Exhibit A, equal to the average annual short-term incentive payments made to the Employee under this Agreement prior to the Employee's termination. During this period, the Company shall also; (1) continue to reimburse the Employee for the premium cost of any life or long term disability insurance maintained by the Employee (subject to the dollar limitations set forth in subparagraph 5(a); and (2) if the Employee is eligible for and elects continuation coverage under one or more group health plans sponsored by the Company or its subsidiaries, pay the same portion of the premium cost of such coverage, if any, as is paid by the Company for members of its management team who are actively employed.

                  b. If the Employee terminates his employment with the Company for other than Good Reason, the Company shall pay the Employee his base salary only through his termination date and the Non-Competition Period shall continue for the full period specified in sub-paragraph 8(a) without additional consideration other than payments made prior to the Employee's termination date.

                  c. If the Employee is terminated by the Company for Good Cause, the Company shall pay the Employee his base salary only through his termination date and the Non-Competition Period shall continue for the full period specified in subparagraph 8(a) without additional consideration other than the payments made prior to the Employee's termination date.

                  d. Except as provided in this paragraph 7 or in subparagraph 4(b), or as otherwise required pursuant to the laws applicable to the retirement and welfare plans sponsored by the Company or its subsidiaries, the Employee shall receive no compensation or additional benefits following his termination date.

         8.       Non-Competition and Non-Solicitation.

                  a. Employee covenants and agrees that, during his employment and from the date of his termination of employment with the Company for any reason until the third anniversary of such date (the "Non-Competition Period"), he will not, directly or indirectly, own, manage, operate, control, invest in, be employed by or under contract with, participate in, consult with or render services to, or be connected in any manner with the operation, ownership, management or control of any enterprise which competes with any business engaged in by Company during his employment and within the states of Minnesota, North Dakota, Wisconsin, Missouri and Iowa and such other states in which Company conducts business during his employment. Employee agrees that he will promptly notify the Board of his employment or other affiliation with any other business or entity during the Non-Competition Period.

                  b. Employee also certifies that he is not currently subject to a noncompetition agreement with a former employer or any other person or entity which prohibits him from working with the Company in the capacity contemplated by this Agreement.

                  c. The Employee specifically acknowledges that he has obtained and will, in the course of his employment, continue to obtain and have access to confidential data pertaining to customers and prospective customers of the Company, that such data is a valuable and unique asset of Company's business and that the success or failure of Company's specialized business is dependent to a significant degree upon the ability of Company to establish and maintain close and continuing personal contacts and working relationships with its customers and prospective customers and to develop proposals which are specifically devised, refined and adjusted to meet, satisfy and coincide with the interests and requirements of its customers and prospective customers. Therefore, this paragraph is specifically intended to prohibit, during the Non-Competition Period, solicitation, either directly or indirectly, of any or all of Company's customers and clients at the time of the Employee's termination of employment and prospective customers and clients of Company with whom Employee had contact, or was in a position to have contact with, during the two years preceding his termination of employment.

                  d. Employee further agrees that during his employment and during the Non-Competition Period, Employee will not solicit on his own behalf or on behalf of any other person, the services of any person who is an employee or agent of Company or was an employee or agent of Company during the two years preceding the Non-Competition Period or solicit any of Company's employees or agents to terminate their employment or agency with Company, without advance written approval of the Board of the Company.

                  e. Employee further acknowledges that he has obtained and will, in the course of his employment, continue to obtain and have access to confidential data relating to Company's special vendors and procurers and their representatives and that this information is a valuable and unique asset of Company, also developed over time. Employee agrees that, during the Non-Competition Period, he will not solicit on his own behalf or on behalf of any other person, any such vendor, procurer or representative for the purposes of either providing products or services or terminating their relationship or agency with Company.

                  f. Employee further agrees that, during the Non-Competition Period, he will do nothing to interfere with any of Company's business relationships or its goodwill or reputation.

                  g. Employee hereby acknowledges and agrees that all non-public information and data of Company, including without limitation that related to products, customers, pricing, sales and financial results (collectively "Trade Secrets") are of substantial value to Company, provide it with a substantial competitive advantage in its business, and are and have been maintained in strictest confidence as trade secrets. Except as otherwise approved in writing by the Board, the Employee shall not divulge, furnish, or make accessible to anyone (other than the Company, its directors and officers or to others during the course of Employee's employment with the Company if, in good faith, the Employee determines that such disclosure is in the best interest of the Company) any Trade Secrets.

         9. Remedies. Employee acknowledges that the restrictions set forth in paragraph 8 are reasonably necessary to protect a legitimate business interest of the Company. It is understood that if the Employee violates his obligations under any of these paragraphs, Company would suffer irreparable harm for which a recovery of money damages would be an incomplete and inadequate remedy. It is therefore agreed that in the case of any violation or threatened violation of paragraph 8 of this Agreement, Company may apply for and secure injunctive relief, temporary or provisional, in court, without bond but upon due notice, pending final resolution on the merits pursuant to arbitration as set forth in paragraph 16 below. No waiver of any violation of this

                  Agreement shall be implied from any failure by Company to take action under this paragraph.

         10. Severability. The parties intend that the covenants and agreements contained herein shall be deemed to be a series of separate covenants and agreements, one for each and every state of the United States and political subdivision outside the United States when the business described is conducted. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining covenants to be enforced in such proceeding. Further, in the event that any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

         11. Binding Effect. The covenants and agreements of paragraph 8 shall survive the termination of this Agreement for any reason and shall not be terminated by the voluntary dissolution of the Company (or any parent, subsidiary or successor of the Company) or merger whereby the Company (or such parent, subsidiary or successor of the Company) is not the surviving or resulting corporation, or any transfer of substantially all the assets of the Company, unless no transferee or successor continues to carry on the business activities of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the surviving or resulting corporation or the corporation to which such assets shall be transferred.

         12. Entire Agreement. From and after the date of this Agreement, the terms and provisions of this Agreement constitute the entire agreement between the parties. This Agreement supersedes any previous oral or written communications, representations, or agreements with respect to any subject, including the subject matter of compensation, incentive, participation and profit sharing and termination compensation.

         13. Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

         14. Applicable Law. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of Iowa. The parties consent to the personal jurisdiction of the State of Iowa, waive any argument that such a forum is not convenient, and agree that any litigation or arbitration relating to this Agreement shall be venued in Polk County, Iowa.

         15. Tax Withholding. The Company may withhold from any payment of benefits under this Agreement (and forward to the appropriate taxing authority) any taxes required to be withheld under applicable law.

         16. Disputes. Any and all claims or disputes between Employee and Company (including the validity, scope, and enforceability of this paragraph), except as otherwise provided under paragraph 9 herein, shall be submitted for arbitration and resolution to an arbitrator. No demand for arbitration may be made after the date when the institution of legal or equitable proceedings based on such claim or dispute would be barred by the applicable statute of limitation. The arbitrator shall be selected by mutual agreement of the parties. Unless otherwise provided for in this Agreement, the Expedited Labor Arbitration Rules of the American Arbitration Association shall apply. If the parties are unable to agree upon an arbitrator, any such dispute shall be solely and finally settled by arbitration in accordance with the Expedited Labor Arbitration Rules of the American Arbitration Association ("AAA"), except (1) the arbitrator shall be selected by the AAA as follows: (a) the AAA shall submit a list of names of five arbitrators with significant experience in arbitrating executive employment disputes; (b) each party shall have the right to exercise unlimited challenges to said named arbitrators for cause, the AAA to determine, if disputed, whether any such challenge for cause is justifiable and to replace any such stricken arbitrator name with another name so that the parties are presented with five names, none of which can be stricken for cause; (c) each party hereto may exercise up to two peremptory challenges to names on the submitted list of five names; and (d) the AAA shall selected the arbitrator from the remaining names; and (2) the arbitrator shall render an Award in writing with sufficient detail to determine the arbitrator's decision on each issue submitted to arbitration. The parties agree that no punitive damages shall be awarded hereunder. The parties also agree that all awards, decisions and remedies in favor of a winning party hereunder with respect to any issue shall be proportional to the violation caused by the losing party with respect to that issue. All costs in conducting the arbitration, including but not limited to the arbitration filing fee, the arbitrator's fees and expenses, and the reasonable attorney's fees and expenses of the prevailing party (including the attorney's fees and costs incurred by the prevailing party in seeking or resisting temporary or provisional court relief as set out in paragraph 9 above), shall be the responsibility of the losing party. In the event there is more than one issue in dispute and there is no one prevailing party with respect to all issues in dispute, costs and attorneys' fees shall be prorated by the arbitrator according to the relative dollar value of each issue. The arbitrator's Award shall be final and binding. In the event either party must resort to the judicial process to enforce the provisions of this Agreement, the award of an arbitrator or equitable relief granted by an arbitrator, the party seeking enforcement shall be entitled to recover from the other party all costs of litigation including, but not limited to, reasonable attorney's fees and court costs. The arbitration proceedings and Award shall be maintained by both parties as strictly confidential, except as otherwise required by court order and with respect to the parties' attorneys and tax advisors, and, with respect to Company, members of its management, and, with respect to Employee, his family and close confidants.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the day and year first above written.



                                        MIDAMERICAN REALTY SERVICES COMPANY


                                        By:   /s/ A. Wells
                                              ---------------------------------

                            Title:   Vice President and Chief Financial Officer


                            RONALD J. PELTIER


                            /s/ Ronald J. Peltier
                            ---------------------------------------------------

                                    EXHIBIT A

                   Short-Term Incentive Compensation Plan for
            Senior Executives of MidAmerican Realty Services Company


Participants:

Start Date:                 January 1, 1998

Term of Plan:               5 years

Award Opportunity:          Target award of 30% of base salary, with a
                            maximum award equal to 45% of base salary

Definition of EBITDA:       Operating profit before depreciation; amortiza-
                            tion of transaction costs and goodwill; interest income or expense; income taxes and unusual non-recurring gains or expenses (e.g., legal settlements, provisions for contingencies, effect of accounting changes and severance costs).

Payment: Payment of the award will be made upon achievement of the performance criteria and after the Compensation Committee of the Board of Directors of MidAmerican Energy Holdings Company (the "Committee") ap-proves the incentive award computations, based upon the recommendation of the Chief Execu-tive Officer ("CEO") of MidAmerican Energy Holdings Company.

Purpose: The intent of the incentive award and its under-lying formula is to focus senior executives on maximizing "enterprise value".

Award Determination:        Award to be recommended to the Committee
                            will be determined by the CEO and based upon objective performance criteria to be established at the beginning of each calendar year. Such criteria will also be recommended by the CEO to the Committee for approval. For 1998, the performance criteria in effect will be based upon "EBITDA" level, which will be established by the CEO following acquisition of AmerUs Home Services, Inc.
                            by MidAmerican Energy Holdings Company. During a calendar year, performance criteria may be adjusted at the sole discretion of the CEO, with the concur-rence of the Committee, to reflect modifications to MidAmerican Realty Services Company's operations, resulting from items such as acquisitions or other items such as acquisitions or other items for which an adjustment is deemed appropriate. The CEO and the Committee will be under no obligation to make any such adjustments to the performance criteria.

                                    EXHIBIT B
                      LONG TERM INCENTIVE COMPENSATION PLAN
                            FOR SENIOR EXECUTIVES OF
                       MIDAMERICAN REALTY SERVICES COMPANY


         This Exhibit B (this "Exhibit Agreement") constitutes a part of the employment agreement (the "Employment Agreement") dated May 27, 1998, between MidAmerican Realty Services Company ("MRSC"), a subsidiary of MidAmerican Energy Holdings Company ("MidAmerican") and Ronald J. Peltier ("Shareholder").

         1. Stock Subscription. Shareholder agrees to purchase from MidAmerican Realty Services Company ("MRSC"), and MRSC hereby agrees to sell to Shareholder, in accordance with the terms of this Exhibit Agreement, a total of 125 shares of MRSCs common stock (the "Shares").

         2. Purchase Price and Manner of Payment.

         (a) The total purchase price for the Shares shall be Three Hundred Eighty-One Thousand Three Hundred Seventy-Six and No/100 Dollars ($381,376.00) (the "Original Purchase Price") which amount will be payable to MRSC contemporaneously with the execution of the Employment Agreement by delivery to MRSC of Shareholder's Promissory Note (the "Promissory Note") in such amount, which Promissory Note shall be substantially in the form of Attachment A hereto.

         (b) MRSC shall establish a bookkeeping account for the benefit of Shareholder (the "Account") for the purpose of establishing a credit towards payment of the Promissory Note. In [March] of each of the five years commencing in 1999, a credit shall be made to the Account if certain performance goals are achieved with respect to the preceding fiscal year as hereinafter set forth. Additionally, all dividends declared and paid with respect to the Shares shall be credited to the Account Bal-ance. Aggregate amounts credited to the Account shall be referred to herein as the "Account Balance." The Promissory Note shall become due and payable on the fifth anniversary thereof (the "Fifth Anniversary"); provided, however, that in the event that Shareholder's employment with MRSC is terminated for any reason, including, without limitation, death or disability, prior to the Fifth Anniversary ("Termination"), the Promissory Note shall become due and payable on the Closing Date (as hereinafter defined) following the Termination and, provided further, that in the event MRSC exercises the Call Option, as hereinafter defined, prior to the Fifth Anniversary, the Promissory Note shall become due and payable on the Closing Date following such exercise (the "Call Option Closing Date"). If Shareholder is employed by MRSC on the Fifth Anniversary, the Account Balance shall be offset against amounts owing under the Promissory Note and any remaining amounts in the Account Balance shall be paid to Shareholder within [30] days following the Fifth Anniversary. In the event of Termination for Good Cause, other than due to death or Disability or without Good Reason, the Account Balance shall be deemed to be zero, and MRSC shall repurchase the Shares for the Original Purchase Price plus accrued interest on the Promissory Note pursuant to Section 9 of this Exhibit Agreement, which shall be offset against amounts owing under the Promissory Note. In the event of Termination for Good Reason or not for Good Cause, other than due to death or Disability, the Account Balance shall be credited with the target credit, determined in accordance with subparagraph (c) below, with respect to any further period for which such credit may be made, and the Account Balance shall be offset against amounts owing under the Promissory Note. In the event of Termination due to death or Disability, the Account Balance shall be offset against amounts owing under the Promissory Note. In the event of exercise of the Call Option prior to the Fifth Anniversary, the Account Balance shall be credited with the target credit, determined in accordance with subparagraph (c) below, with respect to any further period for which such credit may be made, and the Account Balance shall be offset against amounts owing under the Promissory Note on the Call Option Closing Date and, if the Call Option is exercised with respect to all of the Shares, any remaining amounts in the Account Balance shall be paid to Shareholder within (30) days following the Call Option Closing Date; provided that if the Call Option is exercised with respect to a portion of the Shares, any amounts remaining in the Account Balance shall not be paid until the earlier of the Fifth Anniversary or the exercise of the Call Option with respect to all of the Shares.

         (c) For purposes of determining credits to the Account, the performance goals shall be based on achievement of (a) utility service integration goals (the "Utility Goals") and (b) Realty Co. EBITDA (as hereinafter defined) goals (the "Realty Goals"), each as approved annually by the Compensation Committee of the Board of Directors of MidAmerican (the "Committee"), and upon the recommendation of the Chief Execu-tive Officer ("CEO") of MidAmerican. The target credit for each fiscal year shall be 20% of the amount that shall be due on the Promissory Note on the Fifth Anniversary. The maximum credit for each fiscal year shall be 40%. The actual credit made with respect to each fiscal year from 1998 through 2002 shall be based on achievement of the Utility Goals and Realty Goals, with the relative weight of importance for each such goal with respect to each of the fiscal years as set forth below:

                                   Fiscal Year
                                  -------------

                   1998       1999         2000       2001      2002
                   ----       ----         ----       ----      ----
Utility Goals       30%       35%           40%        45%       50%
Realty Goals        70%       65%           60%        55%       50%

                  "EBITDA" means earnings of MRSC for a fiscal year before interest, taxes, depreciation and amortization; provided, however, that the CEO of MidAmerican may, with the concurrence of the Committee, make such adjustments as he, in his sole discretion, deems appropriate in connection with intercompany charges and revenues and the effect of business acquisitions and combinations by MRSC and the impact of other extraordinary items on financial results.

         3. Share Register. Upon receipt from Shareholder of the Promissory Note, MRSC shall record Shareholder's ownership in the shares in its share register, which shall be the sole evidence of such ownership. So long as Shareholder is not in default in the payment of principal or interest on the Promissory Note, the Shares shall be entitled to full voting rights and to share in all dividends payable on the Shares.

         4. Stock Pledge. To secure the full performance of Shareholder's obligation to MRSC under the Promissory Note, Shareholder hereby grants to MRSC a security interest in the Shares.

         5. Restriction on Transfer of Shares. No Shares shall be sold, trans-ferred, assigned, pledged, hypothecated or otherwise disposed of or in any manner transferred upon the books of MRSC, nor shall any purchaser or other transferee thereof have any right to demand or require the transfer of any of the Shares attempted to be sold or transferred or otherwise disposed of to him or her or any of the rights of a shareholder of MRSC, without the prior written consent of MRSC as expressed in a resolution of the MRSC Board of Directors. Any such purported disposition or encumbrance without compliance with the provisions of this Exhibit Agreement shall be null and void and shall not be effected on the books of MRSC.

         6. Investment Representations. Shareholder hereby represents and agrees as follows:

         (a) The Shares are being acquired for investment purposes and not with the view toward the distribution or sale thereof in a public offering within the meaning of the Securities Act of 1933 (the "Securities Act") or any rule of regulation under the Securities Act.

         (b) Shareholder has had an adequate opportunity to obtain from representatives of MRSC the information necessary to permit Shareholder to evaluate the merits and risks of Shareholder's investment in MRSC.

         (c) Shareholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to that purchase, and can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding the Shares for an indefinite period.

         (d)      Shareholder acknowledges that:

                  (i) The Shares have not been registered under either the Securities Act or applicable state securities law, and MRSC will be relying upon the foregoing investment representations in issuing the Shares to Shareholder;

                  (ii) MRSC has no obligation or current intention to register the Shares under the Securities Act;

                  (iii) The Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and


                  (iv) The transferability of the Shares will be subject to restrictions imposed by all applicable federal and state securities laws, as well as restrictions contained in this Exhibit Agreement and in the event MRSC chooses, in its sole discretion, to issue certificates with respect to the Shares, the certificates evidencing such Shares will be imprinted with a legend substantially in the following form:

                           "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under that Act or an opinion of counsel satisfactory to the corporation to the effect that registration is not required. The shares represented by this certificate are further subject to certain restrictions contained in an agreement relating to such shares between the shareholder and the Company dated."

         7.       Put Option.

         (a) On and after the fifth anniversary of the Employment Agreement, Shareholder shall have the option (the "Put Option") at any time to require MRSC to purchase all of the Shares, subject to the terms and conditions of this Exhibit Agreement. The purchase price, closing date and similar matters in connection with exercise of the Put Option are as set forth in Section 9 of this Exhibit Agreement.

         (b) In the event of Termination, the Shareholder shall be deemed to have exercised the Put Option on the date of Termination (the "Mandatory Put Exercise"). The purchase price, closing date and similar matters in connection with the Mandatory Put Exercise are as set forth in Section 9 of this Exhibit Agreement.

         8. Call Option. On and after the second anniversary of the Employment Agreement, MRSC and its successors and assigns shall have the option (the "Call Option") at any time and from time to time to purchase any or all of the Shares, subject to the terms and conditions of this Exhibit Agreement. The purchase price, closing date and similar matters in connection with exercise of the Call Option are as set forth in Section 9 of this Exhibit Agreement. Prior to the fifth anniversary of the Employment Agreement, MRSC shall be able to exercise the Call Option only in the event of corporate need, as defined and addressed by the MidAmerican Energy Holdings Company Board of Directors.

         9. Put Option, Mandatory Put Exercise and Call Option Terms. Share-holder shall exercise the Put Option, if at all, by delivering a written notice of exercise to MRSC; provided, however, that such exercise shall be deemed to occur upon the date of Termination in the case of the Mandatory Put Exercise. MRSC or its successor or assign shall exercise the Call Option, if at all, by delivering a written notice of exercise to Shareholder or its permitted transferee. Any such exercise of the Put Option or the Call Option is referred to herein as the "Exercise."

         The purchase price for the Shares that are repurchased pursuant to the Exercise (the "Purchase Price") shall be the fair market value of the Shares as mutually agreed upon by Shareholder and MRSC, but in no event greater than the product of (x) the decimal representing the percentage ownership of MRSC voting capital stock held by Shareholder (based on percentage of votes) at the time of Exercise multiplied by (y) the Corporate Value (as hereinafter defined) at the time of Exercise. "Corporate Value" shall mean the market value of the Company less outstanding liabilities; provided that in no event shall the value exceed the product of (x) 7 multiplied by (y) the average EBITDA for the two twelve-month periods immediately preceding the date of the calculation. In the event the Call Option is exercised in connection with the sale of the Company, the Corporate Value shall be the sale price for all of the equity of the Company. In the event that Shareholder and MRSC do not agree on the calculation of the Purchase Price or the Corporate Value, any dispute shall be resolved pursuant to arbitration in accordance with the rules of the American Arbitration Association then in effect. Such arbitration result shall be binding on the parties. The Purchase Price for the Shares that are repurchased pursuant to the Mandatory Put Exercise shall be the Purchase Price determined above, except when the Mandatory Put Exercise results from a Termination for Good Cause, other than death or Disability or not for Good Reason, the purchase price shall be the Original Purchase Price plus accrued interest on the Promissory Note.

         MRSC shall make payment of the purchase price for any Shares reacquired pursuant to the Exercise or the Mandatory Put Exercise by offsetting and reducing the outstanding principal balance of, and any accrued interest on, the Promissory Note delivered to MRSC by Shareholder pursuant to Section 2 of this Exhibit Agreement. The closing of the Exercise or the Mandatory Put Exercise shall be not less than 30 and not more than 45 days following notice of such exercise on a date mutually agreeable to MRSC and Shareholder (the "Closing Date"); provided, however, that in the event of a dispute regarding the Purchase Price or the inability to determine Corporate Value, the Closing Date shall be a date not less than 30 and not more than 45 days following resolution of such dispute. The balance of the purchase price owing to Shareholder, if any, shall be paid on the Closing Date by delivering to Shareholder MRSC's check in the amount of the balance of such purchase price.

         On the Closing Date, the Share ownership relating to the shares repurchased recorded in MRSC's share register shall be canceled by MRSC.

         10. No Restriction on MRSC's Accounting; Adjustments. This Exhibit Agreement shall not in any way interfere with the right of MRSC to select among, adopt or change accounting practices or procedures, whether or not such accounting practices or procedures have not been previously employed by MRSC, or to consummate any business investments, acquisitions or divestitures or to adopt any other policies or plans, at any time or from time to time in its sole and absolute discretion. In order to carry out the intent and purpose of this Exhibit Agreement, the CEO of MidAmerian may, in his sole and absolute discretion, make such adjustments to computations made pursuant to this Exhibit Agreement in connection with changes in accounting practices or procedures as he deems necessary or appropriate to prevent dilution or enlargements of the benefits provided pursuant to this Exhibit Agreement. Such adjustments may be in connection with changes in accounting practices and procedures, fundamental transactions and other matters of a similar nature.

         11. Unsecured Interest. It is intended that MRSC is only under a contractual obligation with respect to the Account. The Account Balance shall not be financed through a trust fund, insurance contracts, or otherwise, and all such credits shall be satisfied out of the general funds of MRSC, but only if and to the extent such funds are legally available therefore. Shareholder shall not have any interest whatsoever in the specific assets of MRSC pursuant to this Exhibit Agreement and all rights of Shareholder shall be no greater than the right of any unsecured general creditor of MRSC.

         12. Shareholder's Rights in Future Financing. For a period commencing on the date of the Employment Agreement and ending on the fifth anniversary of the Employment Agreement, in the event of any proposed sale of securities of MRSC (including, without limitation, the sale of Common Stock, preferred stock, convertible securities and debt instruments, other than commercial loans or extensions of credit made by a bank, insurance company or other third-party financial institution, or the issuance of securities in connection with a capital contribution by an affiliate of MRSC), other than pursuant to grants of employee stock options, Shareholder shall be provided at least 10 days' advance notice and have the right to invest in such sale of securities, on the same terms as offered to any third party (which shall include affiliates of MRSC), in a percentage amount equal to the percentage ownership of voting capital stock held by Shareholder immediately prior to such sale; provided, however, that such right does not include any sale of the Company's equity securities in connection with a public offering pursuant to a registration statement filed with the Securities and Exchange Commission. Nothing in this Section shall limit the right of MRSC, as determined by its Board of Directors, to issue shares of capital stock of MRSC and determine all of the terms of such issuance in its discretion.

                                 PROMISSORY NOTE

$381,376.00                                                        May 27, 1998



         FOR VALUE RECEIVED, the undersigned, Ronald J. Peltier (the "Maker"), whose address is _____________________________________________________, promises to pay to the order of MidAmerican Realty Services Company, an Iowa corporation (the "Lender"), at its office at Des Moines, Iowa, in lawful money of the United States, or at such other address as the holder hereof may from time to time designate in writing, the principal amount of Three Hundred Eighty-One Thousand Three Hundred Seventy-Six and No/100 Dollars ($381,376.00). The amount and date of the loan evidenced hereunder shall be entered by the Lender into its records, which records shall be conclusive evidence of the subject matter thereof absent manifest error.

         This Note matures on May 27, 2003 (the "Maturity Date"). Principal and interest due on the Note on the Maturity Date will be offset by the amount, if any, in the Account Balance [as defined in the Exhibit Agreement dated May 27, 1998, between Maker and Lender (the "Agreement")] in accordance with terms of the Agreement. Notwithstanding the foregoing, the Maturity Date shall be deemed to be the "Closing Date" in the event of exercise of the"Put Option" or the "Call Option" or in the event of a "Mandatory Put Exercise" as each term is defined in the Agreement. If the Call Option is exercised with respect to a portion of the Shares (as defined in the Agreement), the Principal and interest due on the Note on such Maturity Date shall be equal to the pro rata amount due on the Promissory Note with respect to the Shares purchased pursuant to the exercise of such option.

         Interest on the unpaid principal balance of this Note shall accrue from the date hereof at a per annum rate equal to MRSC's average annual borrowing rate. The Maker also shall pay interest on any overdue installment of principal from the due date thereof until paid at an interest rate per annum equal at all times to six percent (6.0%) per annum in excess of the interest rate set forth above, which interest shall be payable upon demand. Interest shall accrue on the basis of actual days elapsed in a year consisting of 360 days. No provision of this Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law.

         Both principal and interest are payable in lawful money of the United States of America in immediately available funds, subject to the provisions set forth above in connection with the Account Balance.

         All payments under this Note shall be applied initially against accrued interest and thereafter in reduction of principal.

         The Maker warrants and represents to the Lender that this Note is the Maker's legal, valid and binding obligation, enforceable in accordance with its terms.

         If this Note or any payment required to be made thereunder is not paid on the due date, the holder hereof shall have, in addition to any other rights it may have under applicable laws, the right to set off the indebtedness evidenced by this Note against any indebtedness of such holder to the Maker, including, without limitation, any salary or other compensation owing by the Lender to the Maker.

         No failure or delay on the part of the holder of this Note in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof of the exercise of any other power or right. No notice to or demand on the Maker in any case shall entitle the Maker to any notice or demand in similar or other circumstances.

         The Maker agrees to reimburse the holder of this Note, upon demand, for all reasonable out-of-pocket expenses, including reasonable attorneys' fees, in connection with such holder's enforcement of the obligations of the Maker hereunder.

         Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Iowa (without giving effect to the conflicts of laws principles thereof). The Maker hereby submits himself to the jurisdiction of the courts of the State of Iowa and the federal courts of the United States, located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of this Note, waives any argument that venue in such forums is not convenient and agrees that any actions initiated by the Maker shall be venued in such forums.

                                                     /s/ Ronald J. Peltier
                                                     RONALD J. PELTIER (Maker)


                                       26